Exhibit 16.1

March 16, 2007

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Re:	IBERIABANK Corporation

File No.

Dear sir or madam:

We have read Item 4.01 of IBERIABANK Corporation’s Current Report on Form 8-K dated March 13, 2007 and we agree with the statements concerning our firm contained therein.

We have no basis to agree or disagree with any other matters reported therein.

/s/ Castaing, Hussey & Lolan, LLC